SCHEDULE OF OMITTED
                      ASSIGNMENT AND ASSUMPTION AGREEMENTS


The Registrant has also entered into two additional Assignment and Assumption Agreements which are substantially identical to the following Assignment and Assumption Agreement in all material respects except as to the assignor, assignee and partnership interest. Listed below are the material details in which such documents differ from the document filed as part of this exhibit.


Assignor                     Assignee                       Partnership Interest
--------                     --------                       --------------------

Forest View, LLC             Asset Investors Operating          Fifty percent
                               Partnership, L.P.                    (50%)

Forest View Investors, LLC   AIC Manufactured Housing Corp.   One percent (1%)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                  As used herein, the following capitalized terms have the following meanings:

Assignor:                         Forest View Investors, LLC
                                  c/o Bruce E. Moore
                                  Brandywine Financial Services Corporation
                                  2 Ponds Edge Drive
                                  P.O. Box 500
                                  Chadds Ford, PA  19317


Assignee:                         Asset Investors Operating Partnership, L.P.
                                  c/o Leslie B. Fox
                                  3600 South Yosemite Street
                                  Suite 900
                                  Denver, CO 80222


Partnership:                      Prime-Forest Partners,
                                  a general partnership organized under
                                  the laws of the State of Florida


Partnership Interest:             A forty-nine percent (49%) interest
                                  in the Partnership as a General Partner, as owned by Assignor.


State:                            Florida

Effective Date of Transfer:       May 13, 1997


                  FOR VALUE RECEIVED, Assignor hereby assigns, transfers, conveys and sets over the Partnership Interest to Assignee. This Assignment includes all rights in and claims to any and all Partnership profits and losses, undistributed cash flow, proceeds from refinancing of the Partnership's property, proceeds from insured casualties and/or dividends or distributions of any kind, and any other benefits of any nature allocable to the Partnership Interest under and pursuant to the Agreement of General Partnership of Prime-Forest Partners dated April 22, 1988, as subsequently amended and modified by assignment and acceptance of Partnership Interest in Prime-Forest Partners and Amendment of Agreement of General Partnership of Prime-Forest Partners dated November 30, 1995 (collectively, the "Partnership Agreement") arising on, from and after the date hereof.

                  Assignor covenants, agrees, represents and warrants to Assignee that Assignor owns the Partnership Interest free and clear of any liens, charges, security interests or encumbrances, and that Assignor will execute and deliver all such further instruments and take all such further action as may reasonably required to admit Assignee as a substitute General Partner in the Partnership.

                  The parties agree that all costs and expenses, including transfer fees and attorney's fees, required to admit Assignee as a substitute General Partner in the Partnership will be paid by Assignor.

                  Assignee accepts all of the right, title and interest hereby transferred from Assignor, and agrees to become a General Partner in the Partnership. Assignee assumes and agrees to observe, perform and be bound by all of the terms and provisions of the Partnership Agreement applicable to the holder of the Partnership Interest in particular, and to Partners of the Partnership generally, including, without limitation, the obligation to make capital contributions as provided for therein. If all or any part of the Partnership's real property is subject to a regulatory agreement, Assignee agrees to be bound by the terms of such regulatory agreement and the note, mortgage and other security agreement(s), if any, delivered in connection therewith, to the same extent as the present Partners of the Partnership.


                  Assignor warrants, represents, covenants and agrees to the following at or as of the date hereof:


                  (a) Organization and Standing of Partnership. The Partnership is a general partnership, duly organized, validly existing and in good standing under the laws of the State of Florida and under the laws of each other jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. The Partnership has the power and authority necessary to carry on its business as it is now being conducted, and to own or lease the properties and assets currently owned or leased by it.

                  (b) Organization and Standing of Assignor. Assignor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Georgia and under the laws of each other jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Assignor has the power and authority necessary to carry on its business as now being conducted, and to own or lease its properties and assets currently owned or leased by it.

                  (c) Ownership of Partnership Interests. Assignor owns one hundred percent (100%) of the Partnership Interests of the Partnership subject to this Agreement, free and clear of any and all liens and encumbrances.

                  (d) Due Authorization. Assignor has all power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Assignor have been duly authorized by all necessary action on the part of the Assignor. This Agreement is a legal, valid and binding obligation of Assignor enforceable against it in accordance with its terms except as such enforceability may be limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application affecting the rights and remedies of creditors.

                  (e) No Conflict or Default. The execution, delivery and performance of this Agreement by the Partnership and Assignor will not (i) violate any statute, regulation or ordinance of any governmental authority or require any filing with or authorization, consent or approval of any government or governmental agency which has not been obtained, (ii) conflict with any term, condition or provision of the operating agreement of Assignor or the Partnership Agreement of the Partnership (iii) conflict with or result in a breach of any agreement, deed, contract, mortgage, indenture, writ, order, decree, contractual obligation or instrument to which the Partnership or Assignor is a party or by which any of them or any of their property or assets are or may be bound, or constitute a material default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, or
(iv) result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever on or with respect to any of the property or assets of the Partnership (hereinafter, collectively, the "Assets").

                  (f) Financial Statements. Assignor has delivered to Assignee and its representatives the various financial statements described on Exhibit "A" attached hereto and incorporated herein by reference (collectively, the "Financial Statements"). The Financial Statements (i) have been prepared from and are in accordance with the Partnership's books and records, (ii) fairly present the financial condition of the Partnership and the results of its operation as of the relevant dates thereof and for the periods covered thereby, and (iii) were prepared in accordance with generally accepted accounting principles, applied on a consistent basis, except for the lack of certain footnote and other presentation items required by generally accepted accounting principles with respect to year-end and interim adjustments.

                  (g) Certain Events. Except as set forth on Exhibit "B" attached hereto since April 30, 1997, the Partnership has not taken or agreed to take or permitted or suffered to occur any of the following actions:

                           (i) selling, leasing, transferring or assigning of any of its Assets in an aggregate amount in excess of $1000, tangible or intangible;

                           (ii) permitting or suffering the filing of any security interest upon any of the Assets, except for those as have previously been released and those contemplated to be released as of the date hereof;

                           (iii) permitting or suffering the occurrence of any damage, destruction or loss (whether or not covered by insurance proceeds) to any of the Assets;

                           (iv) canceling, compromising, waiving or releasing any right or claim arising out of the operation of its business (or series of related rights or claims) either involving more than $10,000 in the aggregate or outside the ordinary course of business; or

                           (v) granting any bonus or any wage or salary increase to any employee or group of employees  employed  in its  business or any
                                    increase  in any  employee  benefit  plan or
                                    arrangement  affecting employees employed in
                                    its business, or amending or terminating any
                                    existing    employee    benefit    plan   or
                                    arrangement  or  adopting  any new  employee
                                    benefit   plan  or   arrangement   affecting
                                    employees employed in its business.

                  (h) Assets. The Partnership owns, leases or has rights to use all properties and assets necessary for the conduct of its business as presently conducted which properties and assets, constitute the Assets of the Partnership and the Assets are sufficient to carry on its business as it has been conducted up to the date hereof. Upon the consummation of the transactions contemplated hereby, the Assignee will acquire good title to, or all rights to use, the Assets, free and clear of any Security Interest. The Partnership has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any rights of any other Person with respect to any intellectual property, and the Partnership has not received any charge, complaint, claim or notice alleging such interference, infringement, misappropriation or violation. The Partnership has no knowledge of any other Person interfering with, infringing upon, misappropriating or otherwise coming into conflict with any rights of the Partnership with respect to any intellectual property.

                  (i) Contracts. Assignor has delivered to Assignee correct and complete copies of all written contracts as to which the Partnership is presently a party, as more particularly described on Exhibit "C" attached hereto and incorporated herein by reference (collectively, The "Contracts"). With respect to each Contract (i) such Contract is legal valid, binding, and enforceable by the Partnership and in full force and effect in accordance with its respective terms, (ii) such Contract will continue to be legal, valid, binding, and enforceable by the Partnership in accordance with its respective terms and in full force and effect on identical terms following the Closing,
(iii) the Partnership is not, and to the best knowledge of the Partnership and Assignor no other party thereto is, in breach or default thereof in any material respect and no event has occurred which, with notice or lapse of time, would constitute a breach or default thereof by the Partnership in any material respect or permit termination, modification, or acceleration thereunder by any other party thereto except as otherwise provided for therein, and (iv) no party thereto has repudiated any provisions thereof. The Partnership is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed Exhibit "C".

                  (j) Rent Roll. The rent roll attached hereto as Exhibit "D" is true, correct and complete as of April 30, 1997.

                  (k) Litigation. There are no actions, suits or orders pending or, to the best knowledge of Assignor, investigations or proceedings threatened against or affecting the Partnership, its business or the Assets at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, to the best knowledge of Assignor there is no basis for any of the foregoing.

                  (l) Employment. The Partnership has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining with respect to any and all employees employed in its business. The Partnership has no material labor relations problems with respect to any and all employees employed in its business, and, there has been no union organization efforts by its employees employed in its business.

                  (m)  Employee Benefit Plans.

                           (i) The Partnership does not maintain or contribute to any (i) nonqualified deferred compensation, bonus, severance or retirement plans or arrangements, (ii) qualified defined contribution or defined benefit plans or  arrangements  which  are  employee
                                    pension benefit plans (as defined in Section
                                    3(2)  of  the  Employee   Retirement  Income
                                    Security  Act of 1974  ("ERISA"),  or  (iii)
                                    employee  welfare benefit plans, (as defined
                                    in  Section  3(1)  of  ERISA),  or  material
                                    fringe   benefit  plans  or  programs.   The
                                    Partnership  does not and has not within the
                                    last five  years  contributed  to or had any
                                    potential   liability   under  any   defined
                                    benefit  pension  or  multiemployer  pension
                                    plan (as defined in Section 3(37) of ERISA).
                                    The   Partnership   does  not   maintain  or
                                    contribute  to or have  any  liability  with
                                    respect to any employee welfare benefit plan
                                    which  provides  health,  accident  or  life
                                    insurance   benefits  to  former  employees,
                                    their spouses or dependents,  other than for
                                    claims   incurred   while  an   employee  in
                                    accordance   with  Section  4980(B)  or  the
                                    Internal  Revenue  Code of 1986 (the "Code")
                                    or   Sections   601   et   seq.   Of   ERISA
                                    (collectively referred to as "COBRA").

                           (ii) The employee pension benefit plans and employee welfare benefit plans (and related trusts and insurance contracts) comply in form and in operation in all respects with the applicable requirements of ERISA and the Code; and the employee pension benefit plans meet the requirements of "qualified plans" under Section 401(a) of the Code, and each such employee pension benefit plan has received a favorable determination letter from the Internal Revenue Service.

                           (iii) The Partnership has not incurred any liability to the Pension Benefit Guaranty Corporation (the "PBGC"), the Internal Revenue Service, any multiemployer plan or otherwise with respect to any Plan or with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as defined in Sections 414(b) and (c) of the Code) that includes the Partnership (the "Controlled Group") that has not been satisfied in full, and no condition exists that presents a material risk to the Partnership or any member of the Controlled Group of incurring such a liability.

                  (n) Tax Matters. The Partnership has filed all Tax Returns that it was required by applicable federal, state or local law to file. All such Tax Returns were prepared in good faith and are correct and complete in all material respects. All Taxes owed by the Partnership (shown on any Tax Return or otherwise assessed against the Seller) have been paid. No claim has ever been made by an authority in a jurisdiction where the Partnership does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the Assets of its business that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (o) Creditors and Liabilities. Exhibit "E" is a true and accurate listing of the names, addresses and liabilities of the Partnership to every Creditor of the Partnership, other than those who are parties to service type contracts, as of April 30, 1997. "Creditor" means a Person who has a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured. The Partnership is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person.

                  (p) Environmental and Safety Matters. The Partnership and Assignor hereby represent and warrant with respect to its business and the real property owned by the Partnership and located in Citrus County, Florida, (the "Real Property") and, as to any other business or property of the Partnership, in each instance to the best knowledge of Assignor and except for such conditions as are otherwise disclosed in that certain Inspection Report prepared by Alexander Tudor, Architect and/or that certain Environmental Audit prepared by Enviro Assessments, Inc., as follows:

                           (i) the Partnership has complied and is in compliance, in all material respects, with all applicable Environmental and Safety Requirements, and the Partnership and Assignor have received no written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under Environmental and Safety Requirements;

                           (ii) without limiting the generality or the foregoing, the Partnership and Assignor have obtained and complied with, and are in material compliance with, all terms and conditions of all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of the Real Property and the operation of the Partnership's business;

                           (iii)    without   limiting  the  generality  of  the
                                    foregoing, none of the following exists at the Real Property:

                                      [A]   underground storage tanks;

                                      [B]   material  in any  form or  condition
                                            containing asbestos; or

                                      [C]   materials  or  equipment  containing
                                            polychlorinated biphenyls;

                           (iv) the transactions contemplated by this Agreement do not impose any obligations under the Environmental and Safety Requirements for site investigation or cleanup, or notification to or consent of government agencies or third parties; and

                           (v) without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties or operations of the Partnership will prevent, hinder or limit continued compliance with Environmental and Safety

                                    Requirements,  give rise to any  corrective,
                                    investigatory   or   remedial    obligations
                                    pursuant   to   Environmental   and   Safety
                                    Requirements,    or   give   rise   to   any
                                    liabilities   (whether  accrued,   absolute,
                                    contingent,   unliquidated   or  otherwise),
                                    including    without     limitation    those
                                    liabilities  relating  to onsite or  offsite
                                    hazardous   substance   releases,   personal
                                    injury, property damage or natural resources damage, pursuant to Environmental and Safety Requirements.

                  (q) Compliance with Laws; Permits; Certain Operations. To the best knowledge of Assignor,

                           (i) the  Partnership  and  Assignor and each of their
                               respective officers, directors, agents and employees have complied in all material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof that affect its business or the Assets, and no written claims have been filed against the Partnership alleging a violation of any such law or regulation which have not been heretofore settled;

                            (ii) the  Partnership  holds  all  of  the  material
                               permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business; and

                            (iii) the Partnership has not violated, nor received
                               a notice or charge asserting any violation of any state or federal acts (including rules and regulations thereunder) regulating or otherwise affecting federal communications, public utilities, the employment of aliens or employee health and safety, except for violations which heretofore have been duly cured and except for violations which individually or in the aggregate will not have a material adverse effect on the Partnership, its business or the Assets.

                   (v) Brokers' Fees. Assignor has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Assignee for any brokerage or finder's commission, fee or similar compensation.

                   (s) Disclosure. No representation or warranty made by the Partnership and Assignor in the Key Documents, as defined in the Purchase and Sale Agreement dated even date herewith as to which Assignee and certain of the affiliates of Assignor are parties, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                   (t) Material Changes. Since April 30, 1997, there has been no change in any material respect in the assets and liabilities of the Partnership's business.

                  Assignee warrants, represents, covenants and agrees that Assignee (1) is acquiring the Partnership Interest solely for Assignee's own account for investment and not with a view to any resale or distribution thereof; (2) has reviewed the Partnership Agreement; (3) has consulted with an attorney, accountant or investment advisor to determine the suitability of the investment for Assignee's tax and financial planning purposes; and (4) understands and agrees that: (a) the Partnership Interest has not been registered under the Securities Act of 1933, as amended (the "Act"); (b) Assignee must hold the Partnership Interest indefinitely unless an exemption under the Act is available; (c) the Partnership has not made any commitment to register the Partnership Interest under the Act or to file reports with the Securities and Exchange Commission or any other governmental agency or to take any other action which will enable Assignee to sell the Partnership Interests; and (d) the transfer of the Partnership Interest is further restricted by the terms of the Partnership Agreement, and Assignee shall abide by such restrictions.

                  Assignee further warrants, represents, covenants and agrees to the following at or as of the date hereof:

                  (a) Organization and Standing. Assignee is a corporation duly organized validly existing and in good standing under the laws of the State of Florida.

                  (b) Due Authorization and Performance. Assignee has all corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Assignee has been duly authorized by the board of directors of Assignee. This Agreement is a valid and legally binding obligation of Assignee, enforceable against Assignee in accordance with its terms except as such enforceability may be limited by general equity principles and by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application affecting the rights and remedies of creditors.

                  (c) No Violation. The execution, delivery and performance of this Agreement by Assignee will not (i) violate any statute, regulation or ordinance of any governmental authority or require any filing with or authorization, consent or approval of any government or governmental agency,
(ii) conflict with any term, condition or provision of its articles of incorporation or bylaws, or (iii) conflict with or result in a breach or any agreement, deed, mortgage, indenture, writ, order, decree, contractual obligation or instrument to which Assignee is a party or by which Assignee or its assets are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder.

                  (d) Brokers' Fees. Assignee has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim against Assignor for any brokerage or finder's commission, fee or similar compensation.

                  (e) Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of Assignee, threatened against or affecting Assignee or its assets at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the best of Assignee's knowledge, there is no basis for any of the foregoing.

                  (f) Representations and Warranties. Assignee hereby further represents and warrants to Assignor that the representations and warranties of Assignee in this Agreement are true and correct in all material respects. Assignee hereby additionally represents and warrants to Assignor that neither Assignee, nor any of its officers, directors, stockholders, employees or agents has any knowledge as of the date of this Agreement of the breach or default on the part of Assignor of any of the representations and warranties or covenants and agreements of Assignor contained and set forth in this Agreement.

                  The representations and warranties set forth hereinabove shall survive the performance of this Agreement (a) for a period of two (2) years after the Closing Date with respect to representations and warranties relating to other than (i) organization and authority of the Partnership and Assignor, on the one hand, and Assignee, on the other hand, and (ii) environmental matters and (b) forever with respect to the representations and warranties referred to in clause (a)(i) and (ii) above. The covenants and other agreements of Assignee and Assignor contained in this Agreement shall survive the Closing and continue in full force and effect forever thereafter. From and after the Closing, Assignor shall indemnify Assignee and the Partnership against, and hold Assignee and the Partnership harmless from, any and all liabilities, damages, fines, penalties, fees, assessments, costs and expenses (including, without limitation, interest and reasonable attorneys' fees) (collectively, the "Damages") paid, suffered or incurred by Assignee and/or the Partnership as a result of or arising from the following: (a) any breach of any representation and warranty by Assignor; (b) any breach of any covenant or agreement made by Assignor in this Agreement or in any Schedule hereto; (c) except for those existing obligations described on Exhibit "F" attached hereto an incorporated herein by reference, any obligation or liability of the Partnership which was incurred by the Partnership or relates to events that occurred prior to the Closing Date.

                  Assignor hereby irrevocably appoints each General Partner of the Partnership from time to time serving in such capacity as the attorney-in-fact of Assignor (with full power of substitution), to make, execute, swear to, acknowledge, record and file, in the name, place and stead of Assignor, any and all documents (including, without limitation, an amendment to the Partnership Agreement) necessary to effect the within assignment.

                  Any provision, of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement, or affecting the validity or enforceability of any provisions of this Agreement in any other jurisdiction.




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




                  IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the 13th day of May 1997.


                                   ASSIGNOR:

                                  FOREST VIEW INVESTORS, LLC, a Georgia limited liability company

                                  By:  PARKEMORE CORPORATION, a Pennsylvania
                                       corporation, a Member



                                        By:/s/Bruce E. Moore
                                           ------------------------------
                                           Bruce E. Moore, President



                                   ASSIGNEE:

                                   ASSET INVESTORS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership


                                   By:  ASSET INVESTORS CORPORATION, a Maryland
                                        corporation, general partner

                                        By: /s/ Leslie B. Fox
                                            -----------------------------
                                            Leslie B. Fox, President


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